UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 26, 2026
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

DELEK US HOLDINGS, INC.			DELEK LOGISTICS PARTNERS, LP

Delaware	001-38142	35-2581557	Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500			Brentwood	Tennessee	37027
(Address of Principal Executive)					(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2026, the Boards of Directors of Delek US Holdings, Inc. (the “Company”) and the general partner of Delek Logistics Partners, LP (the “Partnership”) approved changes to certain executive officer titles and roles, effective as of July 1, 2026. Mark Hobbs, the Company’s Executive Vice President and Chief Financial Officer, was appointed the Executive Vice President, Logistics, for both the Company and the general partner of Delek Logistics Partners, LP (the “Partnership”). Robert Wright, formerly the Company’s Executive Vice President, Deputy Chief Financial Officer, was appointed the Company’s Chief Financial Officer in place of Mr. Hobbs; Mr. Wright will remain the Chief Financial Officer of the Partnership. Reuven Spiegel will continue in his role as Executive Vice President, Special Projects, for the Company. Additionally, Mohit Bhardwaj, formerly Executive Vice President, Strategy, Business Development & Investor Relations, was appointed Executive Vice President, New Energy, Strategy & IR for the Company and the Partnership, leading the Company’s New Energy Business in addition to his existing responsibilities.

In connection with the executive management changes, the Company amended certain executive employment agreements. The Company entered into a First Amendment to the Executive Employment Agreement with Robert Wright which changes Mr. Wright's annual base salary from $500,000 to $540,000, changes his annual bonus target from 75% to 90% of base salary, and provides for long-term incentive grants of $650,000 in March 2027 and $800,000 in March 2028.

The Company entered into a Fifth Amendment to the Executive Employment Agreement with Reuven Spiegel, which extends his employment term through December 31, 2027.

Effective July 1, 2026, the Board appointed Misty Lavender to succeed Denise McWatters as Executive Vice President, General Counsel and Corporate Secretary of the Company and the general partner of the Partnership. Upon the expiration of her employment agreement on June 30, 2026, Ms. McWatters will transition to a consulting role.

In connection with her transition, the Company and Ms. McWatters entered into a consulting agreement effective July 1, 2026. The agreement provides for a two-year term ending June 30, 2028, annual compensation of $250,000, and termination by either party on 30 days' notice. Under the agreement, Ms. McWatters' outstanding equity awards continue to vest on their existing schedules (no new equity awards are provided). The foregoing description of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the consulting agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2026	DELEK US HOLDINGS, INC.

/s/ Robert Wright
Name: Robert Wright
Title: Executive Vice President and Chief Financial Officer

Dated: July 2, 2026	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Robert Wright
Name: Robert Wright
Title: Executive Vice President and Chief Financial Officer